Exhibit 10.2

Execution Version

TENTH AMENDMENT TO LOAN AGREEMENT

This TENTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated as of the 31st day of March, 2004, by and among CELLSTAR CORPORATION, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries signatory hereto (together with Parent, each an individual “Borrower,” and collectively, the “Borrowers”), the lenders signatory hereto (the “Lenders”), and WELLS FARGO FOOTHILL, INC. f/k/a FOOTHILL CAPITAL CORPORATION, in its capacity as agent (the “Agent”) for the Lenders,

WITNESSETH:

WHEREAS, the Borrowers, the Lenders and the Agent have entered into that certain Loan and Security Agreement dated as of September 28, 2001, as amended by that certain First Amendment to Loan Agreement dated as of October 12, 2001, as further amended by that certain Second Amendment to Loan Agreement dated as of February 11, 2002, as further amended by that certain Third Amendment and Waiver to Loan Agreement dated as of May 9, 2002, as further amended by that certain Fourth Amendment to Loan Agreement dated as of May 9, 2002, as further amended by that certain Fifth Amendment to Loan Agreement dated as of November 13, 2002, as further amended by that certain Sixth Amendment to Loan Agreement dated as of February 6, 2003 as further amended by that certain Seventh Amendment to Loan Agreement dated as of February 28, 2003, as further amended by that certain Eighth Amendment and Waiver to Loan and Security Agreement dated as of May 31, 2003, and as further amended by that certain Consent and Waiver and Ninth Amendment to Loan and Security Agreement dated as of February 24, 2004 (as the same may be further modified, amended, restated or supplemented from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make loans and other financial accommodations to the Borrowers from time to time; and

WHEREAS, the Borrowers have requested that the Agent and the Lenders amend certain terms of the Loan Agreement; and

WHEREAS, the Agent and the Lenders have agreed to the requested amendments on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

1. Amendments to Section 1.1 of the Loan Agreement.

(a) Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting clause (i) from the definition of “Eligible Accounts” as set forth therein in its entirety and by inserting the following clause (i) in substitution thereof:

“(i) Accounts, to the extent such Accounts, together with all other Accounts owing by such Account Debtor to Borrowers, exceed in the aggregate (i) 20% of all Eligible Accounts (without giving effect to this clause) in the case of Cricket, (ii) 25% of all Eligible Accounts (without giving effect to this clause) in the case of Lock\Line, and (iii) 10% of all Eligible Accounts (without giving effect to this clause) in all other cases, provided, however, (a) the foregoing percentages may be revised from time to time by Agent in its Permitted Discretion, and (b) Accounts of the applicable Account Debtor which in the aggregate exceed the limits set forth shall be deemed to constitute Eligible Accounts (subject to compliance with all other standards of Eligible Accounts) if the Accounts exceeding such limits are backed or secured by a letter of credit reasonably satisfactory to Agent in all respects and such letter of credit has been assigned to Agent upon terms acceptable to Agent in its discretion,”

(b) Section 1.1 of the Loan Agreement, “Definitions,” is hereby modified and amended by deleting the existing definition of “Fixed Charge Coverage Ratio” set forth therein and inserting the following definition in substitution thereof:

““Fixed Charge Coverage Ratio” means, with respect to any Person during any fiscal period and without duplication, the ratio for such Person during such fiscal period, of (a) EBITDA, minus (i) cash capital expenditures, minus (ii) tax expense (excluding amounts to be offset by any net operating losses) for such Person during such fiscal period, plus cash tax refunds received in such period, plus (iii) Restructuring Expenses incurred during such fiscal period, plus (iv) to the extent deducted in calculating net earnings for the Subsidiaries operating within the geographic area comprising Asia, expenses in an aggregate amount of up to $5,000,000 incurred prior to March 31, 2004, in connection with the initial public offering of the Stock of any such Subsidiaries, to (b) (i) principal payments made by such Person on any Indebtedness during such fiscal period (other than (A) refinancings permitted by Section 7.1(d), (B) payments on Advances, (C) payments on revolving loans under any Permitted Foreign Subsidiary Credit Facility to the extent available to be reborrowed under such facility or to the extent cash collateral is released as a result thereof, (D) payments under any Permitted Foreign Subsidiary Credit Facility with an initial term, including any permitted extensions thereof, of six (6) months or less, (E) cash payments on the Convertible Subordinated Debt required by Section 6.16, (F) refinancings of debt of a Foreign Subsidiary with the proceeds of a credit facility obtained by another Foreign Subsidiary within the same non-U.S. geographic region, (G) principal payments on a revolving credit facility of CellStar-Intercall AB (Cellstar Sweden) in an aggregate amount not exceeding $10,000,000 during any fiscal year, (H) principal payments on any accounts receivable factoring facility of CellStar Mexico to the extent such facility is with recourse to CellStar Mexico in an aggregate amount not exceeding $30,000,000 during any fiscal year, and (I) principal payments on any foreign accounts receivable factoring facility or other credit facility of CellStar Ltd. and/or National Auto Center, Inc. to the extent such facility is with recourse to CellStar Ltd. and/or National Auto Center, Inc.), and (ii) cash interest expense (other than interest expense on a principal amount of up to (A) $10,000,000 borrowed by CellStar-Intercall AB (Cellstar Sweden) under a revolving credit facility, (B) $30,000,000 borrowed by CellStar Mexico under an accounts receivable factoring facility, and (C) $30,000,000 borrowed by CellStar Mexico under a revolving credit facility) minus cash interest income during such fiscal period.”

(c) Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting the word “and” before clause (g) thereof from the definition of “Permitted Dispositions” and by inserting the following new clauses (h) and (i) to end of the definition of “Permitted Dispositions”:

“(h) dispositions of Accounts of CellStar Mexico in an aggregate amount not exceeding $30,000,000 outstanding at any time pursuant to a factoring facility permitted by Section 7.1(e)(ii) hereof, and (i) disposition of Accounts of CellStar Ltd. and/or National Auto Center, Inc. owed by non-U.S. Account Debtors pursuant to a factoring facility or other credit facility permitted by Section 7.1(e)(iii) hereof.”

2. Amendment to Section 2.1 of the Loan Agreement. Section 2.1 of the Loan Agreement, “Revolver Advances,” is hereby modified and amended by deleting clause (y) as set forth in paragraph (a) therein in its entirety and by inserting the following clause (y) in substitution thereof:

“(y) the lowest of

(i) $42,500,000,

(ii) the sum of

(A) the lesser of (1) 60% of the value of Eligible Inventory consisting of digital handsets, or (2) 85% times the then extant Net Liquidation Percentage (as calculated by Agent), times the book value of such Eligible Inventory consisting of digital handsets, plus

(B) the lowest of (1) 45% of the value of Eligible Inventory consisting of two-way radios, (2) 80% times the then extant Net Liquidation Percentage (as calculated by Agent), times the book value of such Eligible Inventory consisting of two-way radios, or (3) $3,000,000, or

(iii) 100% of the amount of credit availability created by clause (x) above, minus”

3. Amendment to Section 7.1 of the Loan Agreement. Section 7.1 of the Loan Agreement, “Indebtedness”, is hereby modified and amended by deleting subsection 7.1(e) in its entirety and by inserting the following in substitution thereof:

“(e) (i) any Permitted Foreign Subsidiary Credit Facility, (ii) any accounts receivable factoring facility entered into by CellStar Mexico for general working capital needs in an aggregate amount not exceeding $30,000,000 outstanding at any time; provided such factoring facility (x) is not guaranteed by any Borrower; provided, such factoring facility may be guaranteed by a Borrower if such guaranty is unsecured and subject to a subordination agreement satisfactory to Agent, and (y) does not limit or prohibit the payment of any Management Fees to any Borrower, and (iii) any accounts receivable factoring facility or other credit facility for the Miami, Florida based Accounts owed by non-U.S. Account Debtors entered into by CellStar Ltd. and/or National Auto Center, Inc. for general working capital needs; provided such factoring facility or other credit facility (x) is not guaranteed by or with recourse to any Borrower; provided, such factoring facility may be guaranteed by or with recourse to a Borrower if such guaranty or other liability is unsecured and subject to a subordination agreement satisfactory to Agent, (y) does not limit or prohibit the payment of any Management Fees to any Borrower, and (z) is on terms satisfactory to Agent;”

4. Amendment to Section 7.20 of the Loan Agreement. Section 7.20 of the Loan Agreement, “Financial Covenants,” is hereby modified and amended by deleting subsection 7.20 (b) in its entirety and by inserting the following in substitution thereof:

“(b) Fixed Charge Coverage Ratio for Asia and Latin America. Fail to maintain a Fixed Charge Coverage Ratio of at least the required ratio set forth in the following table as of the last day of each fiscal quarter beginning November 30, 2001, calculated for the immediately preceding four fiscal quarter period for the applicable region, on an individual basis:

Required Ratio	Applicable Region

0.00:1.0 for the fiscal quarter ending

on or about August 31, 2003;

(0.75):1.0 for the fiscal quarter

ending on or about November 30,

2003;

(1.50):1.0 for the fiscal quarter

ending on or about February 28,

2004; and

for each fiscal quarter end thereafter,

2.0:1.0

Subsidiaries operating within the geographic area comprising Asia

2.0:1.0	Subsidiaries operating within the geographic area comprising Latin America

Notwithstanding the foregoing, for any period in which a Fixed Charge Coverage Ratio is calculated hereunder for the Asia and Latin America regions, if, for any region on an individual basis, the result of the calculation set forth in clause (b) of the definition of Fixed Charge Coverage Ratio hereunder for the Asia and Latin America regions, respectively is less than or equal to zero, no Fixed Charge Coverage Ratio will be tested pursuant to this subsection (b).”

5. No Other Amendments. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. The Borrowers have no knowledge of any challenge to the Agent’s or any Lenders’ claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

6. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received each of the following:

(a) fully executed and delivered counterparts of this Amendment by the Borrowers, the Lenders and the Agent

(b) payment of a Lenders’ amendment fee from the Borrowers in the amount of $100,000 (it being understood that, by execution and delivery of this Amendment, the Borrowers authorize the Agent to charge the Borrowers’ Loan Account for such fee and such amount shall thereafter accrue interest at the rate applicable to Advances under the Loan Agreement in accordance with Section 2.6 of the Loan Agreement) which shall be for the benefit of the Lenders in accordance with each Lender’s Pro Rata Share; and

(c) such other information, documents, instruments or approvals as the Agent or the Agent’s counsel may reasonably require.

7. Representations and Warranties of Borrowers. Each Borrower represents and warrants to the Agent and the Lenders as follows:

(a) Each Borrower is a corporation or limited partnership organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction indicated on the signature pages hereto and in all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

(b) The execution, delivery, and performance by each Borrower of this Amendment are within such Borrower’s corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower;

(c) The execution, delivery, and performance by each Borrower of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

(d) This Amendment and all other documents contemplated hereby, when executed and delivered by each Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and

(e) No Default or Event of Default is existing.

8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

9. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

10. Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

11. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the

State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith, without reference to the conflict or choice of laws provisions thereof.

12. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	CELLSTAR CORPORATION, a Delaware corporation

/s/ ELAINE FLUD RODRIGUEZ

	By:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

CELLSTAR, LTD., a Texas limited partnership

	By:	National Auto Center, Inc. its General Partner

/s/ ELAINE FLUD RODRIGUEZ

	By:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

NATIONAL AUTO CENTER, INC., a Delaware corporation

/s/ ELAINE FLUD RODRIGUEZ

	By:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

CELLSTAR AIR SERVICES, INC., a Delaware corporation

/s/ ELAINE FLUD RODRIGUEZ

	By:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

TENTH AMENDMENT TO LOAN AGREEMENT	S-1

CELLSTAR TELECOM, INC., a Delaware corporation

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	Sr. VP and General Counsel

CELLSTAR FINANCO, INC., a Delaware corporation

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	Sr. VP and General Counsel

A&S AIR SERVICE, INC., a Delaware Corporation

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/SA, a Delaware corporation

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	Sr. VP and General Counsel

CELLSTAR FULFILLMENT, INC., a Delaware corporation

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	Sr. VP and General Counsel

TENTH AMENDMENT TO LOAN AGREEMENT	S-2

CELLSTAR INTERNATIONAL CORPORATION/ASIA, a Delaware Corporation

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	Sr. VP and General Counsel

AUDIOMEX EXPORT CORP., a Texas corporation

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	Sr. VP and General Counsel

NAC HOLDINGS, INC., a Nevada corporation

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	President

CELLSTAR GLOBAL SATELLITE SERVICES, LTD., a Texas limited partnership

By:	National Auto Center, Inc.
Title:	General Partner

/s/ ELAINE FLUD RODRIGUEZ

By:	Elaine Flud Rodriguez
Title:	Sr. VP and General Counsel

TENTH AMENDMENT TO LOAN AGREEMENT	S-3

CELLSTAR FULFILLMENT LTD., a Texas limited partnership

	By:	CellStar Fulfillment, Inc.
	Title:	General Partner

/s/ ELAINE FLUD RODRIGUEZ

	By:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

FLORIDA PROPERTIES, INC., a Texas corporation

/s/ ELAINE FLUD RODRIGUEZ

	By:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

AGENT AND LENDERS:	WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

/s/ ROBERT BERNIER

	By:	Robert Bernier
	Title:	Vice President

FLEET CAPITAL CORPORATION, as a Lender

/s/ DENNIS M. HANSEN

	By:	Dennis M. Hansen
	Title:	Senior Vice President

TENTH AMENDMENT TO LOAN AGREEMENT	S-4

TEXTRON FINANCIAL CORPORATION, as a Lender

/s/ ERIC R. HUBBARD

By:	Eric R. Hubbard
Title:	Vice President

PNC BANK NATIONAL ASSOCIATION, as a Lender

/s/ ROBIN L. ARRIOLA

By:	Robin L. Arriola
Title:	Vice President

TENTH AMENDMENT TO LOAN AGREEMENT	S-5